SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2012

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7676 Hazard Center Drive, Suite 1500
San Diego, California 92108
(Address of principal executive office)
Issuer's telephone number:  (619) 881-2800

Section 3   Securities and Trading Markets

Item 3.01   Notice of Failure to Satisfy a Continued Listing Rule or Standard

On May 8, 2012, Royale Energy, Inc., notified NASDAQ that its Audit Committee was comprised of only two members as of July 8, 2011, the date of its 2011 annual meeting.  At the 2011 annual meeting, one director who was a member of the Company’s Audit Committee retired from the Board of Directors and was not replaced, resulting in a vacancy on the Audit Committee.  Failure to maintain an Audit Committee of at least three independent members of the Board of Directors is a violation of NASDAQ Rule 5605(c)(2).  The Board of Directors has a resolution by unanimous consent appointing Gary Grinsfelder as a member of the Audit Committee, returning the membership of the audit committee to three members.  The Board of Directors has determined that Mr. Grinsfelder is an independent member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: May 14, 2012	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer